Exhibit 99




                                                                  March 21, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Arthur Andersen LLP ("Andersen")

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Phoenix Leasing American Business Fund, L.P. (the "Partnership") has obtained a letter of representation from Andersen, its independent public accountants, that the audit of the financial statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2001, to which this letter is filed as an exhibit, was subject to Andersen's quality control system for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit. Availability of personnel at foreign affiliates of Andersen was not relevant to this audit.


                        Very truly yours,

                                 PHOENIX LEASING AMERICAN BUSINESS FUND, L.P.,
                                     a California limited partnership
                                             (Registrant)

                                 By:  PHOENIX LEASING ASSOCIATES III L.P.,
                                      a California limited partnership,
                                      General Partner

                                 By:  PHOENIX LEASING ASSOCIATES III, INC.,
                                      a Nevada corporation,
                                      General Partner



                                 By:  /S/ ANDREW N. GREGSON
                                      --------------------------------
                                      Name:     Andrew N. Gregson
                                      Title:   Chief Financial Officer